EXHIBIT 10.20

                           AMENDMENT NUMBER ONE TO THE
                              SUNTRUST BANKS, INC.
                            1995 EXECUTIVE STOCK PLAN

                                 AUGUST 11, 1998

Pursuant to Section 13 of the SunTrust Banks, Inc. 1995 Executive Stock Plan (the "Plan"), the Plan is hereby amended, subject to and effective as of the consummation of the merger of Crestar Financial Corporation with SunTrust Banks, Inc., pursuant to the Agreement and Plan of Merger dated as of July 20, 1998, to add a new Section 7.3(c) to read as follows:

      "(c ) Notwithstanding and apart from the share limitation set forth in the
      Section 7.3 (a) and 7.3 (b) of the Plan, Mr. Richard G. Tilghman may be granted as of the consummation of the merger of Crestar Financial Corporation with SunTrust Banks, Inc., an Option which relates to 180,000 shares of stock and Mr. James M. Wells, III may be granted as of the consummation of the merger of Crestar Financial Corporation with SunTrust Banks, Inc., an Option which relates to 90,000 shares of stock."

IN WITNESS WHEREOF, SunTrust Banks, Inc. has caused this Amendment Number One to be signed and its seal to be affixed and duly attested by its duly authorized officer, this ____day of ____, 1998.


                                          SUNTRUST BANKS, INC.

                                          By:___________________

                                          Title:_________________

[CORPORATE SEAL]

Attest:_____________

Title:______________